EXHIBIT 10.10

================================================================================
                             SHAREHOLDERS' AGREEMENT


                                      among


                            SHARED TECHNOLOGIES INC.


                               RHI HOLDINGS, INC.


                                       and


                               ANTHONY D. AUTORINO


================================================================================

                             SHAREHOLDERS' AGREEMENT


                  This SHAREHOLDERS' AGREEMENT (this "Agreement") is executed on March 13, 1996, by and among Shared Technologies Inc., a Delaware corporation (the "Company"), RHI Holdings Inc. ("RHI") and Anthony D. Autorino, shareholders of Shared Technologies Inc. (RHI and Anthony D. Autorino and their respective legal representatives, successors and assigns are referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

                  WHEREAS, pursuant to the terms of an Agreement and Plan of Merger dated as of November 9, 1995, as amended (the "Merger Agreement") among the Company, The Fairchild Corporation, RHI and RHI's subsidiary, Fairchild Industries, Inc. ("FII"), FII is merging with and into the Company (the "Merger");

                  WHEREAS, each Shareholder owns as of the date hereof (after giving effect to the Merger) the number of shares of common stock, $.004 par value per share ("Common Stock"), of the Company set forth opposite such Shareholder's name on Schedule I;

                  WHEREAS, the shares of Common Stock owned by the Shareholders represent approximately 47% of the issued and outstanding Common Stock of the Company;

                  WHEREAS, the Shareholders and the Company deem it to be in their respective best interests to impose certain restrictions on, and to provide for certain rights and obligations in respect of, the shares of Common Stock owned by them or any interest therein, now or hereafter held by the Shareholders or the Company;

                  NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements and conditions made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

                    ARTICLE I. RESTRICTIONS ON TRANSFERS AND
                          PURCHASES BY THE SHAREHOLDERS

                  1.1.  General Restrictions.

                  (a) No share of Common Stock, Convertible Preferred Stock, any other capital stock or equity security (excluding the Special Preferred Stock) of the Company or any interest in any of the foregoing, owned as of the date hereof (beneficially or otherwise) by any Shareholder (the "Shares") shall be sold, assigned, donated or transferred in any manner (collectively, a "Transfer"), except in accordance with this Agreement; provided, that the pledge or grant of a security interest in Shares, and any subsequent foreclosure thereof and sale or transfer resulting from such foreclosure, effected in good faith in a bona fide transaction with andddddds institutional lender, shall not constitute a Transfer and shall not be prevented by the terms of this Agreement.

                  (b) Except for (i) Common Stock issuable upon conversion of Convertible Preferred Stock, or exercise of stock options, (ii) shares of Common Stock issued by the Company to RHI to satisfy indemnification obligations of the Company under the Merger Agreement and (iii) shares of Common Stock issued as a dividend or distribution to shareholders of the Company, no Shareholder shall purchase or acquire, directly or indirectly, any additional shares of Common Stock during the two-year period following the date of this Agreement without the prior approval of not less than 80% of the members of the Board of Directors of the Company.

                  (c) Except for Transfers permitted by Section 1.2, no Shareholder shall Transfer any Shares during the two-year period following the date of this Agreement without the prior approval of not less than 80% of the members of the Board of Directors and full compliance with the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws. If the Board of Directors approves a Transfer within such two-year period after the date of this Agreement, the conditions of this Agreement, including, but not limited to this Article I, must be met. Every Transfer of Shares by a Shareholder pursuant to this paragraph shall be subject to the condition that the proposed transferee, if not already bound by this Agreement, shall first agree in writing, in form satisfactory to the Company, to be bound by the terms hereof.

                  1.2.  Certain Permitted Transfers.

                  (a) Notwithstanding any other provision of this Agreement, either Shareholder may, at any time following notice to the other Shareholder, Transfer any of his or her Shares or any interest therein to (i) an entity that is directly or indirectly controlled by such Shareholder or an affiliate of such Shareholder, (ii) his or her spouse, children, grandchildren or parents or a trust solely for the benefit of any such person or persons or (iii) to any other person not mentioned in clauses (i) and (ii) of this Section 1.2(a) as long as the aggregate of all such Transfers made by either Shareholder pursuant to this clause (iii) does not exceed 10% of the number of shares of Common Stock owned by such Shareholder as of the date of this Agreement, in each case without the consent of any other party hereto and without first offering such Shares to any other party; provided, however, that such Transfer must be in full compliance with the Act, all applicable state securities laws. Every Transfer of Shares by a Shareholder pursuant to clauses (i) and (ii) of this paragraph shall be subject to the condition that the proposed transferee, if not already bound by this Agreement, shall first agree in writing, in form satisfactory to the Company, to be bound by the terms hereof.

                  In addition, notwithstanding any other provision of this Agreement, shares of Common Stock, Convertible Preferred Stock or other capital stock or equity securities of the Company acquired by either Shareholder after the date of this Agreement (other than through the exercise of options or warrants or through the conversion of convertible securities outstanding as of the date hereof and other than shares received as a result of stock splits or stock dividends) shall not be subject to any of the provisions of Article I of this Agreement.

                  1.3.  First Negotiation Rights.

                  Subject to Sections 1.4 and 1.5, following the expiration of the two-year period after the date of this Agreement, a Shareholder may Transfer any or all Shares (or any interest therein) owned by it free and clear of all restrictions and other obligations imposed by this Agreement provided such Shareholder first complies with Section 1.3. If any Shareholder (for purposes of this Section 1.3, the "Offering Party") desires to Transfer all or any portion of the Shares (or any interest therein) held by such Offering Party, the Offering Party shall deliver written notice to the other parties hereto (the "Notice"), which Notice shall state the number of Shares (or interest therein) which the Offering Party owns and wishes to sell (the "Offered Shares"). By giving the Notice, the Offering Party shall be deemed to have granted to the other parties hereto an option to negotiate for the purchase of all of (but not less than all of) such shares at a price to be negotiated and agreed to (the "Negotiated Price") by the Offering Party and such other Shareholder for a 30-day period following the date of the Notice.

                  1.4.  Take-Along Rights.

                  (a) Notwithstanding Section 1.3 of this Agreement, neither Shareholder may effect a Transfer (or a series of related Transfers) of Shares (except for Transfers permitted by Section 1.2) constituting more than 50% of the Shares then owned by such Shareholder to one person or a related group of persons (other than Transfers effected by sales of Shares through underwriters in a public offering or in the securities markets generally) (the "Section 1.4 Shares") without first complying with this Section 1.4. If either Shareholder (for purposes of this Section 1.4, the "Section 1.4 Offering Party") desires to Transfer the Section 1.4 Shares, such shareholder shall give written notice (the "Take-Along Notice") to the other Shareholder (the "Non-Selling Shareholder") stating (i) the name and address of the transferee (the "Non- Qualified Transferee"), and (ii) the price and terms upon which the Non-Qualified Transferee proposes to purchase the Section 1.4 Shares. The Non-Selling
Shareholder shall have the irrevocable and exclusive option, but not the obligation (the "Take-Along Option"), to sell to the Non-Qualified Transferee, up to such number of Shares proposed to be sold by the Section 1.4 Offering Party (the "Included Shares") determined in accordance with Section 1.4(b), at the price and on the terms set forth in the Take-Along Notice. The Take-Along Option shall be exercised by the Non-Selling Shareholder by giving written notice to the Section 1.4 Offering Party, within ten business days of receipt of the Take-Along Notice, indicating its election to exercise the Take-Along Option (the "Participating Shareholder"). Failure by such Non-Selling Shareholder to give such notice within the ten business day period shall be deemed an election by such Non-Selling Shareholder not to sell its Shares pursuant to that Take-Along Notice. The closing with respect to any sale to a Non-Qualified
Transferee pursuant to this Section shall be held at the time and place specified in the Take-Along Notice but in any event within 30 days of the date the Take-Along Notice is given; provided, that if through the exercise of reasonable efforts the Section 1.4 Offering Party is unable to cause such transaction to close within 30 days, such period may be extended for such reasonable period of time as may be necessary to close such transaction. Consummation of the sale of Shares by the Section 1.4 Offering Party to a Non-Qualified Transferee shall be conditioned upon consummation of the sale by the Participating Shareholder to such Non-Qualified Transferee of the Included Shares, if any.

                  (b) The number of Shares purchased from the Participating Shareholder shall be determined by multiplying the number of Shares proposed to be purchased from the Section 1.4 Offering Party by a Non-Qualified Transferee by a fraction, the numerator of which is the total number of Shares owned by the Participating Shareholder and the denominator of which is the sum of the total number of Shares owned by the Section 1.4 Offering Party and the Participating Shareholder.

                  (c) The Section 1.4 Offering Party shall arrange for payment directly by the Non-Qualified Transferee to the Participating Shareholder, upon delivery of the certificate or certificates representing the Shares duly endorsed for transfer, together with such other documents as the Non-Qualified Transferee may reasonably request. The reasonable costs and expenses incurred by the Section 1.4 Offering Party and the Participating Shareholder in connection with a sale of Shares subject to this
Section 1.4 shall be allocated pro rata based upon the number of Shares sold by each Shareholder to a Non-Qualified Transferee.

                  (d) If at end of 30 days following the date on which a Take-Along Notice was given, the sale of Shares by the Section 1.4 Offering Party and the sale of the Included Shares have not been completed in accordance with the terms of the Non-Qualified Transferee's offer, all certificates representing the Included Shares shall be returned to the Non-Selling Shareholder, and all the restrictions on transfer contained in this Agreement with respect to Shares owned by the Section 1.4 Offering Party shall again be in effect.

                  1.5.  Right of First Refusal.

                  (a) Notwithstanding Section 1.3 of this Agreement, if at any time following the expiration of the two-year period after the date of this Agreement, either Shareholder receives an offer (or related series of offers) (an "Offer") from any person or related group of persons to purchase a number of Shares equal to 10% or more of the outstanding Shares of the Company (the "Section 1.5 Shares") and such Shareholder desires to accept the Offer, (the
"Selling Shareholder") shall give written notice of its intent to accept the Offer (a "Transfer Notice") to the other Shareholder (the "Section 1.5 Non-Selling Shareholder"). Such notice shall contain a true and complete description of the Offer (including a copy thereof) containing (i) the Shares subject to such Offer, (ii) the proposed purchase price, (iii) the identity of the person or group making the Offer and, if known by the Selling Shareholder, whether they are an agent for another party and (iv) all other material terms and conditions of the Offer.

                  The Section 1.5 Non-Selling Shareholder shall have the right, but not the obligation, to purchase the Shares subject to the Offer (the "First Option") on the same terms and conditions as set forth in such notice, which option shall be exercised by delivering to the Selling Shareholder written notice of its commitment to purchase the Shares subject to the Offer within five business days after receipt of the Transfer Notice (the "Option Period"). Failure by the Section 1.5 Non-Selling Shareholder to give such notice within such five-business-day period shall be deemed an election by such Section 1.5 Non-Selling Shareholder not to purchase the Section 1.5 Shares.

                  (b) The purchase of any Shares pursuant to the exercise of the First Option shall be completed not later than 45 days following delivery of the Transfer Notice with respect to such Shares. In the event that the First Option is not exercised, the Selling Shareholder shall have the right for a period of 45 days after the termination of the Option Period to transfer the Shares subject to such Offer to the person named in the Transfer Notice and on terms and conditions no less favorable to the Selling Shareholder than those set forth in the Transfer Notice.

                  (c) This Section 1.5 shall not be applicable with respect to Transfers of Shares effected through underwriters in a public offering or in the securities markets generally or Transfers permitted under Section 1.2.

                               ARTICLE II. LEGEND

                  In addition to any other legend required by applicable law, all certificates representing Shares owned by any Shareholder (other than Shares subject to Section 1.2(a)(iii)), or their permitted transferees, shall bear legend number (1) to assure the enforceability of this Agreement until such time as such shares are sold to a non-Shareholder after the two-year period following the date of this Agreement in accordance with the terms hereof. All certificates representing shares not registered under the Act shall bear in addition to legend (1), legend (2):

         (1) "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION. THE CORPORATION WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS INSTRUMENT WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

         (2) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL WITH RESPECT TO SUCH EXEMPTION."

                          ARTICLE III. VOTING COVENANTS

                  (a) The Company and the Shareholders agree to take all actions necessary to cause the Board of Directors of the Company to consist at all times of eleven directors (subject to the rights of any holders of Preferred Stock of the Company to elect directors in the event of a dividend arrearage). The nominees to the Board of Directors shall be determined in the following manner: the Shareholders (other than RHI) shall nominate seven (7) members and RHI shall nominate four (4) members; provided, that so long as Mel
D. Borer shall be the President of the Company, the Shareholders and the Company will take all actions necessary to elect Mr. Borer as a member of the Board of Directors and during such time as Mr. Borer is the President and a Director RHI shall only be entitled to nominate three (3) members. In the event that any Shareholder reasonably objects to the nomination of any particular person or persons as a director, the Shareholder who nominated such person or persons shall withdraw such nomination and nominate another person or persons in replacement thereof.

                  (b) Each Shareholder shall, in any election for the Company's Board of Directors, vote to cause the nominee or nominees of each party listed in this section to be elected to the Board of Directors of the Company. Each Shareholder shall cause the holder of any proxy given by such Shareholder to comply with this Article III.

                  (c) Should any director elected to the Board be removed, become incapacitated, or die (the "Affected Director") the shareholder or party which nominated the Affected Director shall have the right to designate a replacement director to complete the term of the Affected Director on the Board of Directors of the Company.

                  (d) The Company and the Shareholders agree to take all actions necessary to cause the Executive Committee of the Board of Directors to consist of Anthony D. Autorino, who shall be Chairman and Chief Executive Officer of the Company, the President and Chief Operating Officer of the Company (who initially shall be Mel D. Borer) and Jeffrey J. Steiner (or another person designated by
RHI), who shall be Vice-Chairman of the Company.

                            ARTICLE IV. MISCELLANEOUS

                  4.1. Termination. This Agreement, and all rights and obligations of each party hereto, shall terminate upon (i) agreement of all of the Shareholders and the Company, (ii) the voluntary or involuntary dissolution of the Company, (iii) the sale of all or substantially all of the assets of the Company, (iv) when either Shareholder and its affiliates own less than 25% of the shares of Common Stock (including options to purchase shares of Common Stock) owned by such Shareholder on the date of this

Agreement (adjusted accordingly for any stock splits or stock dividends by the Company after the date hereof) or (v) on the date that Anthony D. Autorino is no longer the Chief Executive Officer of the Company.

                  4.2.  Further  Assurances.  Each  party  hereto  shall  do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  4.3. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 4.3.

                  4.4. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  4.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  4.6. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, if in writing and delivered personally, by confirmed telecopy or sent by registered mail, postage prepaid, to:

         if to any Shareholder:

                  addressed to such Shareholder at the address set forth opposite such Shareholders' name in Schedule I if to the Company:

                  Shared Technologies Inc.
                  100 Great Meadow Road, Suite 104
                  Suite 104
                  Wethersfield, Connecticut  06109
                  Facsimile No.:  (203) 258-2401
                  Attention:  Legal Department

or to such other address as any party may, from time to time, designate in a written notice given in a like manner, and any such notice or communication shall be deemed to have been given on the fifth business day after the date so sent, unless actually received earlier.

                  4.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                  4.8. Specific Performance. Each party hereto acknowledges that monetary damages would not adequately compensate the other parties hereto for the breach of this Agreement and that this Agreement shall therefore be specifically enforceable, and any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto and its successors, heirs, representatives and assigns waive any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

                  4.9. Attorney's Fees. If attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party or parties shall be entitled to recover reasonable attorney's fees and costs incurred therein.

                  4.10. Waiver. No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by each party thereto, and then such waiver or consent shall be effective only in a specific instance and for the specific purpose for which given. No failure on the part of a party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

                  4.11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party hereto and his or its successors, heirs, representatives and permitted assigns. This Agreement shall be binding upon and inure to the benefit of each individual signatory hereto and his, her or its respective heirs, personal representatives and assigns, and any receiver, trustee in bankruptcy or representative of the creditors of each such person.

                  4.12. Person Defined. For purposes of this Agreement, "Person" means all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, and other entities and governments and agencies and political subdivisions.

                  4.13. After-Acquired Shares. Subject to Section 1.1(b), whenever a Shareholder shall hereafter acquire any shares of Common Stock, Convertible Preferred Stock or rights or options with respect thereto, such shares so acquired shall be voted in accordance with the terms of Article III of this Agreement but shall not otherwise be subject to any of the other terms and conditions contained herein.

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.


                                         SHARED TECHNOLOGIES INC.


                                         By: /s/ Anthony D. Autorino
                                             ---------------------------
                                             Name:
                                             Title:


                                         RHI HOLDINGS, INC.


                                         By: /s/ John C. Flynn
                                             ---------------------------
                                             Name:
                                             Title:


                                          /s/ Anthony D. Autorino
                                         -------------------------------
                                         Anthony D. Autorino

                                   SCHEDULE I


                              List of Shareholders

                                                               Common
Shareholder and Address                                        Stock
-----------------------                                        -----
RHI Holdings, Inc.                                            6,000,000
300 West Service Road
P.O. Box 10803
Chantilly, VA  22001



Anthony D. Autorino                                             786,118
c/o Shared Technologies Inc.
100 Great Meadow Road
Suite 104
Wethersfield, CT 06109



Total                                                         6,791,945